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                                                                    EXHIBIT 10.2
                                AMENDMENT NO. 11
                                     TO THE
                      H&R BLOCK DEFERRED COMPENSATION PLAN
                                 FOR EXECUTIVES

     H&R BLOCK, INC. (the "Company") adopted the H&R Block Deferred Compensation Plan for Executives (the "Plan") effective as of August 1, 1987. The Company amended said Plan by Amendment No. 1 effective December 15, 1990; by Amendment No. 2 effective January 1, 1990; by Amendment No. 3 effective September 1, 1991; by Amendment No. 4 effective January 1, 1994; by Amendment No. 5 effective May 1, 1994; by Amendment No. 6 effective August 1, 1995; by Amendment No. 7 effective December 11, 1996; by Amendment No. 8 effective January 1, 1998; by Amendment No. 9 effective as of January 1, 1997; and by Amendment No. 10 effective in part March 1, 1998 and in part April 1, 1998. The Company continues to retain the right to amend the Plan pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 11 is effective as of May 15, 1998.

                                    AMENDMENT

1.   The following new Section 2.1.1b is added after Section 2.1.1a of the Plan:

          2.1.1b "Accounting Firm" means an accounting firm in which the Company has no direct or indirect ownership interest but with which a subsidiary of HRB Business Services, Inc. has a contractual relationship in respect of one or more employees who are employees of both such accounting firm and such subsidiary.

2. Section 2.1.4 of the Plan, as previously amended, is further amended by adding the following sentence at the end thereof:

     In the case of a Participant who is an employee of both a subsidiary of HRB Business Services, Inc. and an Accounting Firm, the calculation of the amount of the Annual Deferral Amount that the Participant is permitted to elect shall be made by taking into account the amount of salary and bonus paid to such Participant by the Accounting Firm, but the actual deferral under the Plan shall only be made out of the Base Salary and/or Bonus or Bonuses paid by all Affiliates.

3. Section 2.1.22 of the Plan, as previously amended, is further amended by replacing such section with the following new Section 2.1.22 :

          2.1.22 "Participating Affiliate" or "Participating Affiliates" means the Company and the following indirect subsidiaries of the Company: HRB Management, Inc., H&R Block Tax Services, Inc., Block Financial Corporation, Option One Mortgage Corporation, HRB Business Services, Inc. and the U.S. subsidiaries of such indirect subsidiaries; and such other entities as may be designated as such by the Company from time to time.

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4.   Section 2.1.23 of the Plan, as previously amended, is further amended by adding the following sentence after the third sentence thereof:

     In the case of a Participant who is an employee of both a subsidiary of HRB Business Services, Inc. and an Accounting Firm, the calculation of the amount of the Permissible Deferral shall be made by taking into account the amount of salary and bonus paid to such Participant by the Accounting Firm, but the actual deferral under the Plan shall only be made out of Base Salary and/or Bonus or Bonuses paid by all Affiliates.

5. Except as modified in this Amendment No. 11, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.

                                           H&R BLOCK, INC.



                                           By _____________________________

                                           Its ____________________________